Exhibit 10.7

Purchase and Sales Contract

Supplier (Party A):	Contract number:
Buyer (Party B):	Signing date:
Signing location:

Both Party A and Party B, in accordance with the Civil Code of the People’s Republic of China and relevant laws and regulations, and based on the principles of honesty, trustworthiness, mutual benefit, equality, openness, and voluntariness, have reached the following agreement through consultation regarding Party A’s proposal to Party B for the purchase and sale of the goods stipulated in this contract:

1. Product name, quantity, unit price, amount

Product Name	Quantity (ton)	Unit price including tax	Amount excluding tax (yuan)	Tax amount (yuan)	Total amount including tax (yuan)	Contract validity period
Corn
Deliverable in batches acceptable
Total amount in RMB (in words):

2. Party B shall send personnel to Party A’s warehouse to inspect and recognize the quality of corn under this contract. From the effective date of this contract, it shall be deemed that Party B has accepted the quality and has no right to raise any objections.

3. Delivery method and delivery location：

(1) Delivery method: Party B shall pick up the goods by itself, and Party B shall bear all related expenses and losses incurred during the delivery process.

(2) Delivery location: The designated pickup location by Party A.

4. Acceptance method: Party B shall send personnel to Party A’s warehouse to inspect and recognize the quality of corn under this contract. From the effective date of this contract, it shall be deemed that Party B has accepted the quality and has no right to raise any objections.

5. Payment method: Within the validity period of the contract, Party B shall pay the purchase price to Party A in batches after the contract takes effect. The supplier shall issue a legal and valid value-added tax invoice to the purchaser within the validity period of the contract.

6. Liability for breach of contract:

(1) After the signing of this contract, Party B shall not unilaterally terminate the contract. If there is overdue payment or failure to pick up the goods, Party B shall pay Party A a penalty of 0.05% of the total contract price based on the unpaid amount. If Party B fails to make payment one month after the agreed payment date, Party A has the right to terminate the contract and dispose of the goods or sell them to a third party. At the same time, Party B shall compensate Party A with 10% of the total contract price as a penalty and compensate Party A for any losses caused thereby.

(2) If there are other breaches, the defaulting party shall compensate the non-breaching party for the actual losses and pay 10% of the total contract price as a penalty to the non-breaching party.

(3) If the amount of liquidated damages stipulated in this article is insufficient to compensate for the actual economic losses suffered by the non-breaching party, the breaching party shall pay compensation according to the actual economic losses caused to the non-breaching party.

7. Force Majeure: If either party is unable to perform or cannot fully perform this agreement due to force majeure factors (including but not limited to epidemics, government orders, natural disasters, etc.), they shall promptly notify the other party of the reasons. After being certified by the relevant competent authority, they may be allowed to postpone performance, partially perform or not perform, and may be partially or completely exempted from breach of contract liability according to the situation.

8. Dispute resolution: Any disputes arising during the performance of this contract shall be resolved through consultation between both parties. If consultation fails, either party shall have the right to file a lawsuit with the people’s court in the place where the contract is signed.

9. Other matters:

(1) Any matters not covered herein shall be governed by relevant laws and regulations. If there are no provisions in these laws and regulations, both parties may reach a written supplementary agreement. The attachments and supplementary agreements to this contract are an integral part of this contract and have the same legal effect as this contract. If the content of the supplementary agreement is inconsistent with the provisions of this contract, the final supplementary agreement shall prevail

(2) This contract is made in duplicate, with each party holding one copy. It shall come into effect from the date of affixing the company seal or contract seal by both parties. Scanned copies confirmed by both parties to be consistent with the original shall have the same legal effect as the original.

Supplier (Party A):	Buyer (Party B)
Unit Name (Seal):	Unit Name (Seal)
Phone:	Phone:
Fax:	Fax: